Exhibit 10.(v)

EXECUTION VERSION

Protective Life Corporation

2801 Highway 280 South

Birmingham, AL 35223

December 10, 2010

UBS AG, Stamford Branch

677 Washington Boulevard

Stamford, CT 06901

Attention: Structured Fixed Income

Guaranty Agreement

Dear Sirs and Madams,

In connection with the Reimbursement Agreement, dated as of December 10, 2010, between Golden Gate IV Vermont Captive Insurance Company (the “Borrower”) and UBS AG, Stamford Branch (“UBS” or “you”) (as the same may be amended, modified or supplemented from time to time, the “Reimbursement Agreement”) and the Fee Letter (as defined in the Reimbursement Agreement), Protective Life Corporation (the “Company”, “we” or “us”) hereby agree and confirm that:

(a)           we irrevocably and unconditionally guarantee to you performance by the Borrower of its payment obligations in respect of all Fees under and in accordance with Section 2(a), (b), (c) or (d) of  the Fee Letter; and

(b)           whenever the Borrower does not pay any Fee, or portion thereof, when due in accordance with Section 2 (a), (b), (c) or (d) of the Fee Letter, we shall, within ten (10) Business Days from first written demand from you to us following such failure by the Borrower to pay when due, pay such Fee or portion thereof as if we were the principal obligor, provided that, in each case above, any amount of a Fee irrevocably and finally paid by the Borrower to you prior to your receipt of any payment made by us under the terms of this letter agreement (the “Guaranty”) shall reduce the obligation of the Company under this Guaranty to pay you such Fee (or portion thereof) by an amount equal to such payment.

This Guaranty is a continuing guarantee and will extend to any existing balance of Fees payable by the Borrower under the Fee Letter, regardless of any intermediate payment or discharge in whole or in part other than pursuant to the proviso in the paragraph above.

The obligations of the Company under this Guaranty shall terminate and the Company shall cease to have further liability under this Guaranty (save for any amount then due under this Guaranty) upon the final payment of all Fees by the Borrower pursuant to the Fee Letter.  You hereby agree to execute all releases, instruments of discharge and/or documents as may be reasonably necessary to effect or evidence the release of the Company from all liability under or in connection with this Guaranty following such termination and related request by us.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Reimbursement Agreement.

This Guaranty may be executed in one or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Guaranty, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Guaranty are agreed to be severable. Nothing in this Guaranty, express or implied, is intended to confer upon any person not a party to this Guaranty any rights or remedies of any nature whatsoever under or by reason of this Guaranty.

This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Guaranty may not be amended, supplemented, waived or modified except by an instrument in writing signed on behalf of each of the parties hereto and with the consent of UBS and any amendment made without such consent shall be void ab initio; provided that such consent of UBS is not unreasonably withheld or delayed.

This Guaranty constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings both written or oral, between the parties with respect to the subject matter hereof. This Guaranty may not be assigned by either party hereto without the written consent of the other party, and any such assignment without such consent shall be void and of no force and effect.

This Guaranty is not intended to be and is not, and nothing herein contained and nothing done by the Company pursuant to this Guaranty shall be deemed to constitute, a guarantee by the Company of, any obligation of the Borrower other than its obligation to pay Fees pursuant to the Fee Letter.

Nothing contained in this Guaranty shall be construed as requiring us to make any loan, advance, capital contribution or other investment at the time otherwise required to be made under this Guaranty that is not then be permitted to be made because of any law or governmental rule or regulation applicable to us.

This Guaranty shall be construed in accordance with and governed by the law of the State of New York.

Please sign below to indicate your agreement and acceptance of the foregoing.

Very truly yours,

PROTECTIVE LIFE CORPORATION

Name:
Title:

Accepted and Agreed:

UBS AG, STAMFORD BRANCH

Name:
Title:

Name:
Title:

Signature page to the PLC Guaranty Agreement